UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of iPCS, Inc. (the “Company”) held on May 22. 2008 (the “2008 Annual Meeting”), the Company's stockholders approved the Company's Second Amended and Restated 2004 Long-Term Incentive Plan (the “iPCS Plan”).

The iPCS Plan had previously been approved by the Company’s Board of Directors, subject to stockholder approval. A detailed description of the terms of the iPCS Plan is contained in the Company's Proxy Statement for the 2008 Annual Meeting under the caption: Approval of the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan (Proposal 2) , and is incorporated by reference herein.

The foregoing description of the iPCS Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the iPCS Plan, a copy of which is filed as Exhibit 99.1  and is incorporated by reference herein.

On May 22, 2008, Edmund L. Quatmann, Jr., the Company’s Senior Vice President, General Counsel and Secretary, advised the Company of his resignation effective June 30, 2008.  Mr. Quatmann resigned to accept a position as general counsel of another publicly traded company.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

99.1	iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: May 23, 2008
	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1	iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan.